UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K/A
                           CURRENT REPORT (As Amended)

     Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

                          Date of Report: May 08, 2003
               (Date of earliest event reported: December 4, 2002)

                              CENTURY CASINOS, INC.
             (Exact Name of Registrant as specified in its charter)


       Delaware                       0-22290               84-1271317
   (State or other jurisdiction     (Commission          (I.R.S. Employer
        of incorporation)           File Number)         Identification Number)



      200-220 E. Bennett Avenue Cripple Creek, CO               80813
     (Address of principal executive offices)                (Zip Code)


        Registrant's telephone number, including area code: 719-689-9100


Explanatory Note:

     The Registrant is filing this Current Report on Form 8-K/A to amend its Current Report on Form 8-K dated April 30, 2003 to restate the report to set forth the matters described in the report under Item 4 of Form 8-K.


     Item 4. Changes In Registrant's Certifying Accountant

     On December 4, 2002, the Registrant selected PricewaterhouseCoopers Inc. as the principal independent accountant for its subsidiary Century Casinos Africa (Proprietary) Limited.

     Grant  Thornton  Kessel   Feinstein,   a  member  firm  of  Grant  Thornton
International, (the "Former Auditor") was the previous auditor for Century Casinos Africa (Proprietary) Limited. Grant Thornton LLP, which continues to be the principal independent accountant for the Registrant, did not express reliance on the Former Auditor's reports regarding the significant subsidiary. The Former Auditor was dismissed on December 4, 2002. The decision to change accountants was approved by the Audit Committee of the Board of Directors and by the Board of Directors.

     During the registrant's two most recent fiscal years, including the three subsequent interim periods preceding the dismissal, there were no disagreements with the Former Auditor on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of the Former Auditor, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its reports.

     The Former Auditor's report on the financial statements for either of the past two years contained no adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles.

     Item 7. Financial Statements and Exhibits

     (c) Exhibits

     16.2 Grant Thornton Kessel Feinstein Letter to the Registrant, dated April 30, 2003.

     16.3 Grant Thornton Kessel Feinstein Letter to the Securities and Exchange Commission, dated May 8, 2003.


  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                                           Century Casinos, Inc.
                                                                    (Registrant)

                                                             /s/ Larry Hannappel
Date: May 8, 2003                                   By : _______________________
                                       Larry Hannappel, Chief Accounting Officer